Exhibit 10.1

                               SEVERANCE AGREEMENT

         This Severance Agreement (the "Agreement") is dated November 17, 2004. This Agreement is made as a mutually agreed compromise among the parties for the complete and final settlement of all claims, differences, and alleged causes of action existing between them as of the date of this Agreement.

                                     PARTIES

         The Parties to this Agreement are Mission Resources Corporation (the "Company") and Joseph G. Nicknish ("Executive"). The Company and Executive are referred to collectively as the "Parties."

                                    PREAMBLE

         WHEREAS, Executive was previously employed as the Senior Vice President
- Operations and Engineering of the Company, pursuant to an Employment Agreement dated November 6, 2002, as amended (the "Employment Agreement");

         WHEREAS, Executive's last day of employment as Senior Vice President - Operations and Engineering of the Company pursuant to the Employment Agreement shall be November 17, 2004 (the "Resignation Date");

         WHEREAS, the Parties intend that this Agreement shall govern all issues related to Executive's employment and separation from the Company;

         WHEREAS, the Company has advised Executive in writing to consult with independent counsel respecting this Agreement;

         WHEREAS, Executive has had an opportunity to consult with independent counsel with respect to the terms, meaning and effect of this Agreement, including but not limited to, the release of all claims in Section 6 hereof;

         WHEREAS,  Executive  understands  that the  Company  regards  the above
representations   as  material   and  that  the  Company  is  relying  on  these
representations in entering into this Agreement; and

         WHEREAS, the Parties desire to settle and compromise any and all claims or potential claims between them which arose on or before the date of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS.

     1.1 When used in this Agreement, "Company and/or its Affiliates" shall mean and include Mission Resources Corporation, a Delaware corporation, and all of its predecessors, successors and assigns and parents, subsidiaries, divisions or other affiliated companies, partners, partnerships, present and former officers, directors, employees, stockholders, agents, employee benefit plans or programs and their fiduciaries, whether in their individual or official capacities and all of the successors and assigns of the foregoing.


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2. RESIGNATION BY EXECUTIVE.

         Effective on the Resignation Date, Executive shall resign all positions he holds as an officer or director of the Company and/or its Affiliates, and shall provide a letter of resignation to the Company in the form attached as
Exhibit 1.

     2.1 The Company shall publish the press release attached as Exhibit 2 to this Agreement, which was reviewed by and agreed to in advance by the Executive.

3. TERMINATION OF THE EMPLOYMENT AGREEMENT. The Parties agree that the Employment Agreement is hereby terminated and of no further force and effect as of the Resignation Date, and no payments or benefits are due or payable thereunder, except that paragraphs 7, 8 and 10 (respecting confidential information, non-solicitation and remedies) of the Employment Agreement shall survive termination.

4. SEVERANCE PAYMENTS TO EXECUTIVE.

     4.1 The Company agrees to pay Executive a severance payment of $500,000, payable in three equal installments of $166,666.66. The first installment is payable on January 3, 2005, the second installment payable on March 31, 2005 and the remaining installment payable on June 30, 2005 (the period of time beginning on the Resignation Date and ending June 30, 2005 is herein referred to as the "Severance Period"); provided that upon the occurrence of a Change of Control
(as defined in the Employment Agreement) any and all installments then outstanding will be paid in a lump sum within 30 days of the occurrence of the Change of Control. The Executive will also be entitled to a one-time bonus amount of $65,708.33 relating to his performance or employment on or before the Resignation Date to be paid on or before the date bonuses are paid to the senior executives of the Company regarding their 2004 performance. All such amounts will be subject to withholding by the Company consistent with its policies.

     4.2 During the Severance Period, the Executive shall not continue to make any deferrals or receive any employer contributions or any other future contributions under the Company's 401(k) plan. After the Resignation Date, Executive shall be treated as any other terminated employee under the Company's 401(k) plan.

     4.3 No vacation time will accrue during the Severance Period or thereafter. All accrued unpaid vacation held by the Executive as of the Resignation Date is hereby forfeited.

     4.4 Except as otherwise provided in Section 5, Executive's participation in all other employee benefit plans and programs maintained by the Company and/or its Affiliates shall cease on the Registration Date, in accordance with the terms of the plans and/or programs. If Executive timely elects to continue his group medical insurance coverage as in effect on the Resignation Date in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") after the Resignation Date, then the Company shall pay all premiums to continue COBRA coverage under the Company's medical plan (to the extent such coverage is available) for the applicable time period as required under COBRA on account of Executive's termination of employment.

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5. STOCK OPTIONS.

     5.1 Executive and the Company agree that Executive holds 574,999 options to acquire the Company's common stock, par value $.01 ("Common Stock"), as described on the attached Exhibit 3 pursuant to the Mission Resources Corporation 1996 Plan and Mission Resources Corporation 2004 Incentive Plan and the award agreements awarding the Executive options thereunder (collectively, the "Options"). As used herein, "Share" shall mean a share of Company Common Stock; and "Option Shares" shall mean Shares that are issued or issuable upon the exercise of the Options.

     5.2 The Company agrees that:

     a. The Options covering 424,999 Option Shares of the Common Stock are currently vested. Under the terms of the Employment Agreement, the remaining 150,000 of the Options are to vest on the Resignation Date. All Options shall be exercisable for a period equal to the lesser of (A) one year following the Resignation Date, or (B) the remaining term of the applicable Option.

     b. Except as set forth in this Section 5, the terms of the Options remain in full force and effect and subject to the terms of the plans and agreements under which such Options were awarded.

     c. The issuance or transfer of the Shares shall be subject to all applicable federal, state and local laws and regulations and applicable rules and regulations of any exchanges on which such securities are traded or listed and Company policies and procedures respecting Options and no issuance or transfer shall be made in violation of any of the foregoing.

     d. The Company shall have the right to deduct from any payment made to Executive, or to otherwise require payment by Executive of, prior to the issuance or delivery of any Shares of the Common Stock, any applicable federal, state or local taxes; provided, however, that if the Company has allowed or allows any of its executives to satisfy such withholding obligations in a manner other than payment in cash, it shall permit Executive to avail himself of such alternative methods for satisfying such withholding pursuant to the terms of the applicable Option plan and agreements.

     e. Executive agrees and acknowledges that the Options described on Exhibit 3 hereto are the only stock options, restricted stock or any other equity right or benefits to which he is entitled from the Company and/or any of its Affiliates.

     5.3 The Company and the Executive agree that they will use their best efforts to provide for an orderly sale by the Executive of any Option Shares. Specifically, but not by way of limitation, the Company and the Executive recognize and agree that an orderly sale of Option Shares in the open market would be beneficial to and in the best interests of both Parties. By comparison, it is further agreed that an attempt to sell a large number of Option Shares at one time on the open market would be detrimental to the market price for the Common Stock. In recognition of those facts, before the Executive arranges or agrees to sell, or sells, any Option Shares, the Executive agrees that he will use his best efforts to cooperate with the Company in its efforts to arrange a block trade or other placement of a large number of Option Shares to certain buyers; provided that the terms of any such block trade or placement are satisfactory to the Executive.

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6. RELEASE BY EXECUTIVE.

     6.1 In  consideration  of the Company's  payments of benefits  described in
Section 4 and other concessions described above, Executive releases, discharges and forever holds harmless the Company and/or its Affiliates from any and all claims, causes of action, demands, costs, fees, debts, penalties, taxes and all liabilities whatsoever, known or unknown, arising on or before the date of this Agreement other than any and all obligations or rights arising under this Agreement and any obligations under the Employment Agreement that survive under
Section 3 of this Agreement.

     6.2 Executive's release includes, without limitation, claims at law or equity, sounding in contract (express or implied) or tort arising under federal, state or local law, including but not limited to, any claims arising out of the Employment Agreement other than as specified in Section 6.1 above, any claims for any wages, salary, compensation, sick time, benefits, vacation time, paid leave, termination or severance pay (except as provided in Section 4.1), or other remuneration or benefit of any kind; any claim of discrimination and/or retaliation on the basis of race, sex, religion, marital status, sexual preference, national origin, handicap or disability, veteran status, or special disabled veteran status; any claim arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act of 1938, the Texas Commission on Human Rights Act, Chapter 451 of the Texas Labor Code, or the Texas Payday Law, as such statutes may be amended from time to time; any claim arising out of or related to an express or implied employment contract; any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort claims or claims for personal injury or property damage, any claim of fraud or misrepresentation and any personal gain with respect to any claim arising under the qui tam provisions of any state or federal law.

     6.3 Executive represents that Executive has read and understands this release provision and that (i) rights and claims under the Age Discrimination in Employment Act of 1967 are among the rights and claims against the Company and/or its Affiliates that Executive is releasing and (ii) Executive is not releasing any rights or claims the events for which arise after the Effective Date (as defined in Section 14 hereof). Notwithstanding anything to the contrary in this Section, Executive is not releasing any right to (i) any vested benefit under any employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended, (ii) any rights to COBRA continuation coverage; or (iii) any rights provided in this Agreement.

     6.4 Executive acknowledges and agrees that the consideration, described in Sections 4 and 5 of this Agreement, in exchange for his release is in addition to anything of value to which he already is entitled from the Company and/or its Affiliates and that the Company, and/or its Affiliates are not required to provide the said consideration herein pursuant to contract or otherwise except as required by this Agreement itself.

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

     6.5 Executive represents that Executive has not filed or authorized and shall not file or authorize the filing of any complaints, charges or lawsuits against the Company and/or its Affiliates with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to Executive, any such complaint has been filed or is filed on Executive's behalf, Executive will cause it to be withdrawn immediately and dismissed with prejudice.

     6.6 Executive acknowledges that he has 21 days from the Resignation Date to consider and return an executed copy of this Agreement to either the Chief Executive Officer or the Chief Financial Officer of the Company. If Executive does not return a signed copy of this Agreement within 21 days from the Resignation Date this Agreement shall be null and void and no benefits shall be payable hereunder. Executive's execution of this Agreement is subject to his right of revocation described in Section 14 hereof.

7. RELEASE BY COMPANY.

     7.1 In consideration of Executive's release, the Company releases, discharges and forever holds harmless Executive from any and all claims, causes of action, demands, costs, fees, debts, penalties, taxes and all liabilities whatsoever, known or unknown, arising on or before the date of this Agreement (including, without limitation, claims, causes of action, demands, costs, fees, debts, penalties, taxes and all liabilities whatsoever, known or unknown, claims at law or equity, sounding in contract (express or implied) or tort arising under federal, state or local law, any claims arising out of the Employment Agreement other than as set forth in this Section 7.1), except that the Company is not releasing any rights related to this Agreement, including but not limited to, the terms and conditions of the Options pursuant to Section 5.2 of this Agreement, or the rights of the Company and/or its Affiliates under paragraphs 7, 8 and 10 of the Employment Agreement.

     7.2 In addition, and in further consideration of the foregoing, Executive and the Company hereby agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by either of the Parties to this agreement, and all such liability is expressly denied.

8. CONFIDENTIALITY.

     8.1 Both Parties shall keep strictly confidential all the terms and conditions, including amounts payable, in the Agreement and shall not disclose them to any person other than legal and/or financial advisors, government officials who seek such information in the course of their official duties, individuals at the Company responsible for implementing the Agreement, or Executive's spouse, unless compelled to do so by law or regulation, or business necessity (including the requirement to file this Agreement with the Securities and Exchange Commission or tax reporting obligations). Nothing in this Section is intended to prevent Executive from disclosing the fact that he was employed by the Company or from describing his employment duties.

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

9. LITIGATION SUPPORT.

     9.1 In the event and for so long as the Company is actively contesting or defending against any action, suit, proceeding, hearing, investigation, audit, charge, complaint, claim, or demand brought against (a) the Company and/or its Affiliates or (b) the Executive in his capacity of employee, director or officer of the Company in connection with any fact, situation, circumstance, status, condition, activity practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Company and/or its Affiliates, then Executive will reasonably cooperate with the Company and/or its Affiliates or their counsel in the contest or defense, and provide such testimony and access to his books, records and documents as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the Company. The Executive further agrees to not provide assistance of any kind, other than as required by law, to any person to assist in pursuing any currently pending or threatened claim, litigation, arbitration, mediation, administrative hearing or other legal proceedings against the Company and/or its Affiliates.

     9.2 With respect to Executive, the Company shall honor all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the date hereof now existing in favor of current or former employees, agents, directors or officers of the Company, including Executive, as provided in its organizational documents and indemnification agreements or arrangements heretofore entered into by the Company in accordance with their terms. The Company shall continue to provide directors' and officers' liability insurance with respect to claims against the Executive arising from facts, events, acts or omissions which occurred at or prior to the date hereof, to the same extent and with the same coverage and amounts, and terms and conditions, as that coverage provided by the Company from time to time for its executives or directors. In the event that the Company or any of its respective successors or assigns undergoes a change of control, then, and in each such case, proper provision will be made so that the successors and assigns of the Company, will assume the obligations set forth in this Section 9.2.

10. RETURN OF COMPANY MATERIALS AND NON-SOLICITATION.

     10.1 Executive agrees to deliver promptly to the Company all originals and copies of materials in the Executive's possession, custody, or control containing Information (as defined in paragraph 7 of the Employment Agreement) and other property of the Company and/or its Affiliates.

     10.2 From and after the Resignation Date and for a period of 12 months thereafter, Executive agrees that he will not, without the written permission of the Company, directly or indirectly, either for himself or on behalf of any other party, hire, employ, solicit or engage for employment, either for a temporary, contract or permanent position, any then current employee of the Company or any of its affiliates.

11. ACCEPTANCE.

     11.1 The Company advises Executive to consult with an attorney prior to executing this Agreement, and Executive acknowledges being given that advice.


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12. DISPUTE RESOLUTION.

     12.1 Any dispute arising out of or relating to this Agreement, or any breach thereof, shall be resolved by binding arbitration in Houston, Texas, in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect, as amended by this Agreement, and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The Parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement. The arbitrator's decision shall follow the plain meaning of the relevant documents, apply Texas law as provided in this Agreement, and shall be final and binding. The location of such arbitration in Houston, Texas, shall be selected by the Company in its sole and absolute discretion. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses.

     12.2 Notwithstanding the preceding paragraph, the Parties acknowledge that either of them may seek emergency or temporary or permanent injunctive relief or a restraining order, including but not limited to such emergency relief or temporary or permanent injunctive relief or a restraining order to enforce paragraphs 7, 8 and 10 of the Employment Agreement including costs and attorneys fees incurred in connection with such action, but absolutely no other relief, in any court of competent jurisdiction. All other disputes, claims and remedies shall be settled by arbitration in accordance with Section 12.1.

13. NO DEFAMATORY STATEMENTS. Executive agrees that he will refrain from making any representation, statement, comment or any other form of communication (hereinafter collectively referred to as "representation"), whether written or oral, to any person or entity, including but not limited to the principals, officers, directors, employees, advisors, agents, customers, suppliers and competitors of Company and/or its Affiliates, which representation has the effect or tendency to disparage, denigrate, or otherwise reflect negatively on Company and/or its Affiliates and/or their business, officers, directors, shareholders, employees, agents, advisors or investors. The Company hereby covenants to Executive and agrees that it shall not, directly or indirectly, make or solicit or encourage others to make or solicit any disparaging remarks concerning Executive, or any of his businesses or activities. The Company agrees to give Executive an opportunity to review and make comments on all press releases the Company will issue describing Executive's departure from the Company.

14. REVOCATION OF AGREEMENT; EFFECTIVE DATE. Executive, at Executive's sole discretion, may revoke this Agreement on or before the expiration of seven calendar days after signing it. Revocation shall be in writing and effective upon dispatch to the Company. If Executive elects to revoke the Agreement, all of the provisions of the Agreement shall be void and unenforceable. If Executive does not so elect, the Agreement shall become effective at the expiration of the revocation period (i.e., on the eighth day after Executive signs the Agreement) (the "Effective Date").

15. MISCELLANEOUS.

     15.1 The Parties acknowledge that this Agreement is the result of a compromise and shall never be construed as, or said by either of them to be, an admission by the other of any liability, wrongdoing, or responsibility. The
Parties expressly disclaim any such liability, wrongdoing, fault, or responsibility.

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

     15.2 This Agreement, the surviving paragraphs of the Employment Agreement, the agreements and documents related to Options, any indemnification agreement entered into by the Executive and the Company and other benefit plans constitute the entire agreement between the Parties. This Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Except as expressly provided herein, this Agreement supersedes the Employment Agreement, the Options and any severance benefit plan or program or any bonus program at the Company and/or its Affiliates.

     15.3 The Parties warrant that no representations have been made other than those contained in the written provisions of this Agreement, and that they do not rely on any representations not stated in this Agreement.

     15.4  The  Parties   further   warrant  that  they  or  their   undersigned
representatives are legally competent and fully authorized to execute and deliver this Agreement.

     15.5 The Parties confirm they have had the opportunity to have this Agreement explained to them by attorneys of their choice, and that they execute this Agreement freely, knowingly and voluntarily. The Company is relying on its own judgment and on the advice of its attorneys and not upon any recommendation of Executive or his agents, attorneys or other representatives. Likewise, Executive is relying on his own judgment and on the advice of his attorneys, and not upon any recommendation of the Company or its directors, officers, employees, agents, attorneys or other representatives. By voluntarily executing this Agreement, both Parties confirm their competence to understand and do hereby accept the terms of this Agreement as resolving fully all differences, disputes and claims that may exist within the scope of this Agreement. The Executive also acknowledges and agrees that Porter & Hedges, L.L.P. represents the Company, and not the Executive, and that he has retained separate counsel to advise him regarding this Agreement.

     15.6 The Company represents that with respect to any matters released pursuant to Section 7 hereof it has not filed or authorized and will not file or participate in, at any time, the filing of any complaints, charges or lawsuits against Executive with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to the Company, any such complaint has been filed on its behalf, it will cause it to immediately be withdrawn and dismissed with prejudice.

     15.7 This Agreement may not be modified or amended except by a writing signed by all Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions contained in it shall be valid unless it is in writing signed by the Party against whom the waiver is to be enforced.

     15.8 If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of the Agreement.


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


     15.9 The Parties have cooperated in the preparation of this Agreement. Hence, the Agreement shall not be interpreted or construed against or in favor of any Party by virtue of the identity, interest, or affiliation of its preparer.

     15.10 This Agreement is made and shall be enforced pursuant to the laws of the State of Texas, without regard to its law governing conflicts of law. All performance required by the terms of this Agreement shall take place in Harris County, Texas.

     15.11 The amount of benefits payable under this Agreement shall be paid from the general assets of the Company and there shall be no separate trust established to pay any benefits under this Agreement. Executive's status with respect to the payment of benefits under this Agreement shall be as a general unsecured creditor of the Company.

     15.12 All payments of benefits under this Agreement shall be subject to all applicable federal, state and local taxes, and Executive acknowledges that he shall be solely responsible for all such taxes.

     15.13 This Agreement shall be binding and inure to the benefit of the successors and assigns of the Parties. No rights or obligations, benefits or payments of Executive under this Agreement may be subject to claims of
Executive's creditors, or in any manner may be assigned or transferred by Executive other than his rights to compensation and benefits that are transferred by will or to his estate by operation of law.

                            [SIGNATURE PAGE FOLLOWS]


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





Joseph G. Nicknish ("Executive")    MISSION RESOURCES CORPORATION ("Company")


BY: /s/ Joseph G. Nicknish          By: /s/ Richard W. Piacenti
                                    ----------------------------------
                                    Printed Name:  Richard W. Piacenti
                                    Title: Exective VP - CFO
                                    Date: November 17, 2004
Date: November 17, 2004


            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION.

              THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS.




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